OFFERING CIRCULAR SUPPLEMENT DATED NOVEMBER 25, 1997
(TO OFFERING CIRCULAR DATED NOVEMBER 25, 1997)


     BRAVO
     TRUST SERIES 1997-1

     $500,000,000

     FLOATING RATE
     TRUST CERTIFICATES


     BAYERISCHE LANDESBANK

     REPACKAGED

     ASSET

     VEHICLE

     OBLIGATIONS

--------------------------------------------------------------------------------

     BRAVO Trust Series 1997-1 (the "Trust") is a newly organized Delaware business trust, created pursuant to a declaration of trust and trust agreement (the "Trust Agreement") between The Bank of New York, as trustee (the "Trustee"), and the Owners (as defined below) of the Trust Certificates (the "Trust Certificates"). The Trust will issue $500,000,000 aggregate principal amount of Trust Certificates on the date hereof, which will represent two classes of undivided interests in the Trust. The two classes are designated "Class A Trust Certificates" and "Class B Trust Certificates" and are referred to collectively herein as "Trust Certificates". Only the Class A Trust Certificates, in the principal amount of $450,000,000, are being offered hereby. The Class A Trust Certificates are issued in minimum denominations of $5,000,000 and in integral multiples of $100,000 in excess thereof. As described below, the Class B Trust Certificates are subordinated to the Class A Trust Certificates.

     In connection with the sale of the Trust Certificates, the Trust will purchase an insurance company separate account group annuity contract (the "Funding Agreement") issued by Integrity Life Insurance Company ("Integrity"). Integrity will maintain, in custody for the benefit of the Trust, separate account assets with a market value (based on a weekly valuation by First Trust National Association, as custodian) at least equal to 102% of the principal amount and accrued interest of the Trust Certificates (the "Separate Account Assets"). Such assets will be acquired pursuant to investment guidelines more fully described herein. See "The Trust Assets -- Custodial Accounts".

     As described under "The Trust Certificates", beneficial owners of the Class A Trust Certificates (the "Class A Owners") will be entitled to receive periodic interest payments and a return of principal at maturity. Beneficial owners of Class B Trust Certificates (the "Class B Owners" and, collectively with the Class A Owners, the "Owners") will be entitled to receive, on a similar payment schedule, the assets of the Trust that remain after payment of all amounts owed to the Class A Owners and all expenses of the Trust not paid by a third party.

  Credit Rating of Class A Trust   "P-1" by Moody's Investors Service, Inc.
  Certificates:                    "A-1+" by Standard & Poor's Ratings Services

                               ---------------------

         THE TRUST CERTIFICATES REPRESENT BENEFICIAL INTERESTS IN THE TRUST
              ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN
                 THE DEALER OR THE ISSUER OF THE FUNDING AGREEMENT.

                               ---------------------

              THE TRUST CERTIFICATES HAVE NOT BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933, AS AMENDED, AND THE TRUST HAS
                       NOT BEEN REGISTERED UNDER THE INVESTMENT
                         COMPANY ACT OF 1940, AS AMENDED. SEE
                                "NOTICE TO INVESTORS".

                               ---------------------

                                 LEHMAN BROTHERS INC.
                                        Dealer

     Unless the maturity date is extended as provided below, the principal amount of Class A Trust Certificates will be payable to the Class A Owners on October 15, 1998. Funds necessary to make such payments will be made available through liquidation of the Separate Account Assets. Under certain circumstances as described herein, Class A Owners may be offered the opportunity to extend the maturity date applicable to their Class A Trust Certificates for designated periods of up to 360 days. In such event, all, but not less than all, of the Class A Owners who do not elect to extend such maturity date will be offered for sale in a remarketing process. Class A Trust Certificates not sold in the remarketing are required to be purchased by Bayerische Landesbank Girozentrale, New York Branch ("BLB") under its liquidity facility, provided that BLB has not terminated the liquidity facility. The liquidity facility may be terminated by BLB upon 10 days' notice upon the occurrence of certain events, including receivership of, or rehabilitation or liquidation proceedings involving, Integrity or the failure of the Trust to make payment when due to Owners. Following any such termination there will be no extension elections or remarketings of the Class A Trust Certificates and amounts payable under the Funding Agreement will be the sole source of payment of the Class A Trust Certificates. All payments on the Class B Trust Certificates are subordinated to the prior payment in full of all amounts then due and owing on the Class A Trust Certificates.

     This Offering Circular Supplement (the "Supplement") is delivered together with the Offering Circular, dated November 25, 1997 (the "Offering Circular"), issued in conjunction with the Trust. This Supplement must be read in conjunction with the Offering Circular, and capitalized terms herein have the meanings ascribed to them therein unless otherwise herein defined.

     This Offering Circular Supplement and the accompanying Offering Circular may also be delivered in connection with a remarketing of Class A Trust Certificates conducted through Lehman Brothers Inc. ("Lehman Brothers", the "Dealer" or the "Remarketing Agent").

                                 NOTICE TO INVESTORS

THE TRUST CERTIFICATES (THE "TRUST CERTIFICATES") OF THE BRAVO TRUST SERIES 1997-1 (THE "TRUST") HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS. THE TRUST HAS NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE "INVESTMENT COMPANY ACT"), IN RELIANCE UPON AN EXCEPTION TO REGISTRATION THEREUNDER. THE TRUST CERTIFICATES ARE BEING OFFERED ONLY TO "QUALIFIED INSTITUTIONAL BUYERS" AS DEFINED IN AND IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT ("QUALIFIED INSTITUTIONAL BUYERS").

THE CLASS A TRUST CERTIFICATES WILL BE EVIDENCED BY ONE OR MORE GLOBAL TRUST CERTIFICATES (THE "GLOBAL TRUST CERTIFICATES") AND THE CLASS B TRUST CERTIFICATES WILL BE EVIDENCED BY A PHYSICAL CERTIFICATE. EACH GLOBAL TRUST CERTIFICATE WILL BE IN FULLY REGISTERED FORM WITHOUT COUPONS, DEPOSITED WITH A CUSTODIAN FOR AND REGISTERED IN THE NAME OF A NOMINEE OF THE DEPOSITORY TRUST COMPANY ("DTC"). EXCEPT AS DESCRIBED HEREIN, BENEFICIAL INTERESTS IN THE GLOBAL TRUST CERTIFICATES WILL BE SHOWN ON, AND TRANSFERS THEREOF WILL BE EFFECTED ONLY THROUGH, RECORDS MAINTAINED BY DTC AND ITS DIRECT AND INDIRECT PARTICIPANTS.

BY ITS PURCHASE OF A TRUST CERTIFICATE (THE "CERTIFICATE"), EACH INVESTOR WILL BE DEEMED TO HAVE REPRESENTED TO AND AGREED WITH THE TRUSTEE AND THE DEALER THAT

     (A) (I) IT IS A QUALIFIED INSTITUTIONAL BUYER, (II) IT IS AWARE THAT THE SALE OF THE CERTIFICATE IS BEING MADE IN RELIANCE ON RULE 144A AND
          (III) THE CERTIFICATE IS BEING ACQUIRED FOR ITS OWN ACCOUNT (OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER),

     (B) ANY RESALE OR OTHER TRANSFER OF THE CERTIFICATE WILL BE MADE ONLY (I) TO A PERSON WHO SUCH PURCHASER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER ACQUIRING SUCH TRUST CERTIFICATE FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS,

     (C) TRANSFERS OF TRUST CERTIFICATES SHALL BE RESTRICTED SO THAT, UNLESS THE TRUSTEE HAS OBTAINED AN OPINION OF COUNSEL THAT SUCH TRANSFER WILL NOT RESULT IN THE TRUST BEING TREATED AS A PUBLICLY TRADED PARTNERSHIP WITHIN THE MEANING OF SECTION 7704(a) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (I) THE TRUST CERTIFICATES OR INTERESTS IN THE TRUST CERTIFICATES MAY NOT BE OR BECOME TRADEABLE ON AN "ESTABLISHED SECURITIES MARKET" AS DEFINED IN TREASURY REGULATION
          SECTION 1.7704-1(b), (II) ANY TRANSFER THAT WOULD RESULT IN THERE BEING MORE THAN 100 OWNERS SHALL BE NULL AND VOID, (III) NO TRUST CERTIFICATE MAY BE HELD BY A FLOW-THROUGH ENTITY (A PARTNERSHIP, A GRANTOR TRUST, OR AN S CORPORATION, MORE THAN HALF OF THE ASSETS OF WHICH CONSIST OF TRUST CERTIFICATES), AND (IV) NO OWNER SHALL HOLD LESS THAN $5 MILLION FACE AMOUNT OF TRUST CERTIFICATES, AND

     (D) IT IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR, IF IT IS, THAT THE ACQUISITION AND HOLDING OF THE RELEVANT TRUST CERTIFICATES IS IN COMPLIANCE WITH ERISA (FOR EXAMPLE, SUCH ACQUISITION AND HOLDING ARE IN COMPLIANCE WITH PROHIBITED CLASS TRANSACTION EXEMPTION 84-14, RELATING TO PLAN ASSET TRANSACTIONS DETERMINED BY INDEPENDENT QUALIFIED PROFESSIONAL ASSET MANAGERS) AND THE RELATED PROVISIONS OF THE CODE AND IS PERMITTED UNDER SUCH PLAN'S CONSTITUENT DOCUMENTS AND RELATED POLICIES.

THE TRUST CERTIFICATES AND RELATED DOCUMENTATION (INCLUDING, WITHOUT LIMITATION, THE TRUST AGREEMENT AND THE PURCHASE AGREEMENT (AS SUCH TERMS ARE DEFINED BELOW)) MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, WITHOUT THE CONSENT OF, BUT UPON NOTICE TO, THE HOLDERS OF TRUST CERTIFICATES (THE "OWNERS") TO, AMONG OTHER THINGS: (I) MODIFY THE RESTRICTIONS ON AND PROCEDURES FOR RESALES AND OTHER TRANSFERS OF THE TRUST CERTIFICATES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY, (II) ENABLE THE TRUST TO RELY UPON ANY EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR THE INVESTMENT COMPANY ACT (AND TO REMOVE CERTAIN EXISTING RESTRICTIONS TO THE EXTENT NOT REQUIRED UNDER SUCH EXEMPTION), PROVIDED THAT NO SUCH CHANGE SHALL HAVE A MATERIAL ADVERSE EFFECT UPON THE OWNERS OF TRUST CERTIFICATES THEN OUTSTANDING AS EVIDENCED BY AN OPINION OF COUNSEL, AND PROVIDED FURTHER THAT, IF THE TRUST CERTIFICATES HAVE BEEN RATED BY S&P AND/OR MOODY'S, S&P AND/OR MOODY'S SHALL HAVE PROVIDED EVIDENCE IN WRITING THAT SUCH RATING SHALL NOT HAVE BEEN REDUCED OR WITHDRAWN AS A RESULT OF ANY SUCH AMENDMENT. THE OWNER OF ANY TRUST CERTIFICATES SHALL BE DEEMED, BY PURCHASE THEREOF, TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT (EACH OF WHICH SHALL BE CONCLUSIVE AND BINDING ON SUCH OWNER AND ALL FUTURE OWNERS OF SUCH TRUST CERTIFICATES FROM TIME TO TIME).

THE ISSUER OF THE FUNDING AGREEMENT, THE TRUSTEE AND ITS AFFILIATES, THE BANK (AS DEFINED BELOW), THE DEALER AND THE REMARKETING AGENT ARE EACH IN THE BUSINESS OF PROVIDING SERVICES TO BENEFIT PLANS AND OTHERS AND THUS SUCH ORGANIZATIONS MAY BE, OR MAY BECOME, A PARTY IN INTEREST AS TO MANY EMPLOYEE BENEFIT PLANS SUBJECT TO ERISA. IN ADDITION, THE PLANS PURCHASING CLASS A TRUST CERTIFICATES MAY BE DEEMED TO HAVE ENTERED INTO A LENDING OR OTHER TRANSACTION WITH THE BANK, AS OWNER OF THE CLASS B TRUST CERTIFICATES. THEREFORE, FIDUCIARIES CONSIDERING THE PURCHASE OF TRUST CERTIFICATES ON BEHALF OF A BENEFIT PLAN SHOULD DETERMINE IF THE ACQUISITION AND HOLDING OF TRUST CERTIFICATES IS IN COMPLIANCE WITH ERISA (FOR EXAMPLE, SUCH ACQUISITION AND HOLDING ARE IN COMPLIANCE WITH PROHIBITED CLASS TRANSACTION EXEMPTION 84-14, RELATING TO PLAN ASSET TRANSACTIONS DETERMINED BY INDEPENDENT QUALIFIED PROFESSIONAL ASSET MANAGERS) AND RELATED PROVISIONS OF THE CODE. ADDITIONALLY, EACH ERISA BENEFIT PLAN ACQUIRING AN INTEREST IN TRUST CERTIFICATES MUST MAKE ITS OWN DETERMINATION THAT THE ACQUISITION OF THE TRUST CERTIFICATES OR AN INTEREST IN A FINANCIAL INSTRUMENT SIMILAR TO THE FUNDING AGREEMENT IS PERMITTED UNDER SUCH PLAN'S CONSTITUENT DOCUMENTS AND RELATED POLICIES.

IN DECIDING WHETHER OR NOT TO PURCHASE TRUST CERTIFICATES, AS DESCRIBED HEREIN, EACH POTENTIAL INVESTOR MUST MAKE ITS OWN INDEPENDENT EVALUATION, BASED UPON SUCH INVESTIGATION AND ANALYSIS AS IT DEEMS APPROPRIATE, OF THE BUSINESS, PROSPECTS AND CREDITWORTHINESS OF THE ISSUER OF THE FUNDING AGREEMENT, AND OF THE TERMS AND PROVISIONS OF THE TRUST CERTIFICATES AND THE OTHER AGREEMENTS, IN EACH CASE AS DESCRIBED OR REFERRED TO HEREIN. IN ADDITION, NO REPRESENTATION IS MADE BY THE DEALER, THE REMARKETING AGENT OR THE TRUST AS TO THE CHARACTERIZATION OF THE TRUST CERTIFICATES WITH RESPECT TO THE LEGAL INVESTMENT RESTRICTIONS APPLICABLE TO ANY REGULATED ENTITY.

THE FEDERAL INCOME TAX TREATMENT OF THE FUNDING AGREEMENT IS UNCERTAIN. ACCORDINGLY, INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISERS REGARDING THE INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF TRUST CERTIFICATES, PARTICULARLY WITH RESPECT TO THE TIMING AND CHARACTER OF INCOME, LOSS OR DEDUCTION ASSOCIATED WITH HOLDING AN INTEREST IN THE FUNDING AGREEMENT.

THE TRUST WILL MAKE AVAILABLE TO EACH PROSPECTIVE PURCHASER PRIOR TO SUCH PURCHASER'S PURCHASE OF TRUST CERTIFICATES THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, THE DEALER OR THE REMARKETING AGENT CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING AND THE TRUST. EXCEPT AS SET FORTH IN THE OFFERING CIRCULAR AND THIS SUPPLEMENT, NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE OFFERING CIRCULAR AND THIS SUPPLEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THE OFFERING CIRCULAR OR THIS SUPPLEMENT AT ANY TIME NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCE, IMPLY THAT THERE HAS NOT BEEN A CHANGE IN THE AFFAIRS OF THE TRUST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS SUPPLEMENT OR THE DATE OF THE OFFERING CIRCULAR.

                         NOTICE TO NEW HAMPSHIRE RESIDENTS

NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER CHAPTER 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

The Trustee has not participated in the preparation of this Supplement or the Offering Circular and assumes no responsibility for their contents.

The information set forth in this Supplement with respect to the Issuer of the Funding Agreement has been obtained from official or other sources which are believed to be reliable but is not guaranteed as to accuracy or completeness by and is not to be construed as a representation by Lehman Brothers or the Trustee. In the event that there is a conflict between the provisions of this Supplement and the provisions of the Offering Circular, the provisions of this Supplement will be controlling.

The distribution of the Offering Circular and this Supplement and the offering of the Trust Certificates in certain jurisdictions may be restricted by law. Persons receiving the Offering Circular and this Supplement should inform themselves about and observe any such restriction. The Offering Circular and this Supplement do not constitute, and may not be used for or in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such offer or solicitation. The Offering Circular and this Supplement are highly confidential and have been prepared solely for use in connection with the offering of the Trust Certificates. They are personal to each offeree to whom they have been delivered by the Dealer or an affiliate thereof or the Remarketing Agent or an affiliate thereof and do not constitute an offer to any other person or to the public generally to subscribe for or otherwise acquire the Trust Certificates. Distribution of the Offering Circular and this Supplement to any person other than the offeree and those persons, if any, retained to advise such offeree with respect thereto is unauthorized, and any disclosure of any of their contents, without the prior written consent of the Dealer, is prohibited. Each prospective Purchaser, by accepting delivery of the Offering Circular and this Supplement, agrees to the foregoing and to make no photocopies of the Offering Circular and this Supplement or any documents attached thereto and, if the offeree does not purchase the Trust Certificates or the offering is terminated, to return this Offering Circular and all documents attached hereto to: Michele Mahoney, Lehman Brothers Inc., 3 World Financial Center, New York, New York 10285, telephone: (212) 526-6092 and facsimile: (212) 528-6925. For a further description of certain restrictions on offerings and sales of Trust Certificates and on distribution of the Offering Circular and this Supplement, see "Offering and Sale" in the Offering Circular.

No person is authorized to give any information or to make any representation not contained in the Offering Circular or the related Supplement, and any information or representation not contained herein must not be relied upon as having been authorized by or on behalf of the Dealer. The delivery of the Offering Circular and related Supplement at any time does not imply that information contained herein or therein is correct at any time subsequent to their respective dates.

                               THE TRUST CERTIFICATES

     THE TRUST CERTIFICATES WILL BE ISSUED IN TWO CLASSES TO OWNERS PURSUANT TO THE TRUST AGREEMENT. EACH TRUST CERTIFICATE WILL ENTITLE THE OWNER TO A PROPORTIONATE UNDIVIDED INTEREST IN ALL PAYMENTS MADE BY THE TRUST WITH RESPECT TO THE RELATED CLASS OF CERTIFICATES. SUBJECT TO CERTAIN EXCEPTIONS DESCRIBED HEREIN, EACH CLASS A TRUST CERTIFICATE WILL ENTITLE THE OWNER TO RECEIVE PERIODIC INTEREST PAYMENTS AND A RETURN OF PRINCIPAL AT MATURITY, FROM PAYMENTS RECEIVED BY THE TRUST ON THE TRUST ASSETS FROM THE ISSUE DATE THROUGH THE SCHEDULED FINAL PAYMENT DATE AND EACH CLASS B TRUST CERTIFICATE WILL ENTITLE THE OWNER TO RECEIVE, ON A SIMILAR PAYMENT SCHEDULE BUT ON A SUBORDINATED BASIS, THE ASSETS OF THE TRUST THAT REMAIN AFTER PAYMENT OF ALL AMOUNTS OWED TO THE CLASS A OWNERS AND ALL EXPENSES OF THE TRUST NOT PAID BY A THIRD PARTY. EACH TRUST CERTIFICATE WILL HAVE TERMS SUBSTANTIALLY AS SET FORTH BELOW AND AS FURTHER DESCRIBED IN THE OFFERING CIRCULAR. SEE "DESCRIPTION OF THE TRUST CERTIFICATES" IN THE OFFERING CIRCULAR. TO THE EXTENT ANY PROVISION OF THIS SUPPLEMENT IS INCONSISTENT WITH THE OFFERING CIRCULAR, PROVISIONS HEREIN SHALL CONTROL. THE SUMMARY OF CERTAIN PROVISIONS OF THE TRUST AGREEMENT, THE TRUST CERTIFICATES, THE PURCHASE AGREEMENT, THE REMARKETING AGREEMENT, THE FUNDING AGREEMENT, THE CUSTODY AGREEMENT (AS DEFINED BELOW), AND THE LIQUIDITY AGREEMENT (AS SUCH TERMS ARE DEFINED BELOW) SET FORTH HEREIN AND IN THE OFFERING CIRCULAR DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, SUCH DOCUMENTS. COPIES OF THE TRUST AGREEMENT, THE PURCHASE AGREEMENT, THE REMARKETING AGREEMENT, THE FUNDING AGREEMENT, THE CUSTODY AGREEMENT, AND THE LIQUIDITY AGREEMENT AND SPECIMEN FORMS OF THE TRUST CERTIFICATES MAY BE OBTAINED FROM THE DEALER.


CLASS A TRUST
CERTIFICATES
CREDIT RATINGS:               "P-1" by Moody's Investors Service, Inc.
                              ("Moody's").

                              "A-1+" by Standard & Poor's Ratings Services
                              ("S&P").

                              A rating is not a recommendation to buy, sell or hold Trust Certificates and may be subject to revision or withdrawal at any time by the assigning rating organization. A suspension, reduction or withdrawal of the rating assigned to the Class A Trust Certificates may adversely affect the market price of the Class A Trust Certificates.

CLASS B TRUST
CERTIFICATES
CREDIT RATINGS:               The Class B Trust Certificates will not be rated.

AGGREGATE PRINCIPAL
AMOUNT OF THE
TRUST CERTIFICATES:           $450,000,000 with respect to the Class A Trust
                              Certificates; $50,000,000 with respect to the Class B Trust Certificates; aggregate
                              $500,000,000. Only the Class A Trust Certificates are being offered hereby. Bayerische Landesbank
                              Girozentrale or a Branch thereof will buy all of the Class B Trust Certificates on the Issue Date.
                              Such purchaser reserves the right to sell such Certificates, in whole or in part, at any time.
                              All payments of principal of the Class B Trust
                              Certificates are subordinated to the prior payment in full of all amounts then due and owing on the Class A Trust Certificates.

ISSUE DATE:                   November 25, 1997.

SCHEDULED
FINAL PAYMENT DATE:           October 15, 1998 (the "Maturity Date"). On the
                              Maturity Date, the Owners will be entitled to receive payment of the principal amount of the Trust Certificates. No principal amount of any Class B Trust Certificates can be paid until the principal amount of all Class A Trust Certificates has been paid in full. Under certain circumstances
                              Class A Owners may be offered the opportunity to extend the Maturity Date for designated periods.
                              See "Extension of Maturity" below.

EARLY
PAYMENT SCHEDULE:             If the issuer of the Funding Agreement becomes
                              subject to rehabilitation or liquidation proceedings or if some other cause for early termination of the Trust occurs (see "The
                              Trust--Termination of the Trust" in the Offering
                              Circular), the Trust could receive payments allocable to principal prior to the Maturity Date.
                              In such an event, Class A Owners will be entitled to receive their proportionate share of the distribution promptly after the Trust has received sufficient payments to pay principal and accrued interest on the Class A Trust Certificates.

INTEREST
PAYMENT DATES:                January 15, April 15, July 15 and the Maturity
                              Date, commencing January 15, 1998.

INTEREST PAYMENTS
WITH RESPECT TO
CLASS A TRUST
CERTIFICATES:                 Class A Owners will be entitled to receive
                              interest on the principal amount thereof for each Interest Accumulation Period (see below) equal to
                              Three-Month LIBOR (as defined below) plus .05% per annum. Interest will be reset and paid quarterly, calculated on an actual/360 daycount convention, as described below.

                              DETERMINATION OF THREE-MONTH LIBOR. (i) On each Interest Determination Date (as defined below), LIBOR will be determined on the basis of the offered rate for deposits for U.S. Dollars for a period of three months (the "Index Maturity"), which appears on Telerate Page 3750 as of 11:00 a.m. London time (or such page as may replace the Telerate Page on that service for the purpose of displaying London interbank offered rates of major banks).

                              (ii) With respect to an Interest Determination Date on which no such offered rate appears on Telerate Page 3750, LIBOR for the next Reset Date (as defined below) shall be reasonably determined by the Calculation Agent as the arithmetic mean (rounded upwards, if necessary, to the nearest one hundredth of a percentage point) of the rates quoted at approximately 11.00 a.m., London time, on such date, by four major banks in the London interbank market, selected by the Calculation Agent, to prime banks in the London interbank market for three-month U.S. Dollar deposits of not less than $100,000,000 commencing on such Reset Date; provided that the Calculation Agent will request the principal London office of each of such four major banks to provide a quotation of its rate; provided further, that, if at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations, and, if fewer than two quotations are provided as requested, LIBOR will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on that Reset Date for loans in U.S. Dollars to leading European banks with a three-month maturity commencing on the Reset Date in a principal amount of not less than U.S. $100,000,000.

                              Payments will be made in immediately available funds by wire transfer to an account designated by the relevant Owner to the Trustee at least ten Business Days prior to the related Record Date. The Owners of Trust Certificates will not receive payments until the Trustee receives funds from the Custodian (as defined below) pursuant to the Custody Agreement (as defined below) and the Funding Agreement. In addition, see "General Payment Information" below.

DAYCOUNT CONVENTION:          [ ]  30/360 for the period from _____ to _____.
                              [X]  ACTUAL/360 for the period from November 25,
                                   1997 to October 15, 1998.
                              [ ]  ACTUAL/ACTUAL for the period from _____
                                   to ______.

INTEREST
ACCUMULATION
PERIODS: Each period from and including one Interest Payment Date to but excluding the next following Interest Payment Date, except that (a) the initial Interest Accumulation Period will commence on and include the Issue Date and (b) the final Interest Accumulation Period will end on, but exclude, the Maturity Date ((a) and (b) being the "Stub Periods").

RECORD DATE:                  The 15th day prior to each Interest Payment Date,
                              whether or not a Business Day.

RESET DATES:                  The first day of each Interest Accumulation
                              Period.

INTEREST
DETERMINATION DATES:          Two Business Days prior to each Reset Date.

CALCULATION AGENT:            Lehman Brothers Inc.

GENERAL PAYMENT
INFORMATION:                  Payments of the principal of and interest on the
                              Global Trust Certificates will be made to DTC or its nominee as the registered owner thereof. The
                              Trust, the Trustee, the Dealer and their respective agents will not have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Trust
                              Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. See "Description of the Trust
                              Certificates--Global Trust Certificates" in the
                              Offering Circular.

CURRENCY:                     U.S. Dollars.


DENOMINATIONS:                $5,000,000 and integral multiples of $100,000 in
                              excess thereof.

MINIMUM PURCHASE:             $5,000,000.

BUSINESS DAY
CONVENTION:                   New York, Minnesota and Ohio, except London for
                              purposes of interest determinations.

                              If any Interest Payment Date would otherwise be a day that is not a Business Day, such Interest Payment Date will be the next succeeding day that is a Business Day, except that, in the case of a payment based on LIBOR, if such next succeeding Business Day falls in the next succeeding calendar month, such Interest Payment Date will be the immediately preceding Business Day. If the Maturity Date falls on a day that is not a Business Day, the payment due on such Maturity Date will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such Maturity Date.

REDEMPTION
PROVISIONS:                   The Trust Certificates are not redeemable at the
                              election of an Owner prior to the Maturity Date.

EXTENSION OF
MATURITY:                     Not less than 30 days prior to the Maturity Date
                              or any Extended Maturity Date (the "Extended
                              Maturity Date"), Bayerische Landesbank
                              Girozentrale, New York Branch (the "Bank"), as
                              Market Agent for the Trust under the Market Agent
                              Agreement between the Trust and the Bank, may, but is not required to, select an "Extended Maturity
                              Date" on which the principal amount of all outstanding Trust Certificates will be due and payable, provided that such an Extended Maturity
                              Date shall correspond with an Interest Payment
                              Date (as defined above) under the Funding

                              Agreement and may not be more than 360 days after the Maturity Date or the Extended Maturity Date, as the case may be. There can be no assurance that the Market Agent will select an Extended Maturity Date. If the Market Agent so selects an Extended Maturity Date, the Market Agent will fix (A) the interest rate applicable to the Class A Trust Certificates until the Extended Maturity Date, (B) the Payment Dates applicable to the Class A Trust Certificates until the Extended Maturity Date,
                              (C) the Reset Dates applicable to the Class A Trust Certificates until the Extended Maturity Date, (D) the Interest Determination Dates applicable to the Class A Trust Certificates until the Extended Maturity Date, (E) the Business Day Convention applicable to the Class A Trust Certificates until the Extended Maturity Date, and
                              (F) any other variable terms applicable to the Class A Trust Certificates until the Extended Maturity Date and will give the Trustee notice in sufficient time for Owners to be notified, not less than 30 days prior to the Maturity Date or relevant Extended Maturity Date, as the case may be, as to what the Extended Maturity Date will be and the terms applicable to the Class A Trust Certificates until such Extended Maturity Date. Each Class A Owner will then have the option (the "Extension Option"), exercisable no fewer than 20 days prior to the Maturity Date or the Extended Maturity Date, as applicable, to have the Maturity Date of all but not less than all of such Owner's Class A Trust Certificates extended on the revised terms determined as described above. The maturity date of the Class B Trust Certificates will always be the same as that of the Class A Trust Certificates.

                              If a Class A Owner chooses not to exercise the Extension Option, such Owner will be entitled to receive payment in full of the Principal Amount of the related Class A Trust Certificates on the next scheduled Maturity Date or Extended Maturity Date, as applicable, (i) from proceeds received by the Trustee from the Remarketing Agent (as such term is defined below) pursuant to a reoffering of all or a portion of such Class A Trust Certificates,
                              (ii) from proceeds received by the Trustee from the Liquidity Provider upon its purchase of the related Trust Certificates pursuant to the terms of the Liquidity Agreement, or (iii) if the Liquidity Provider is not obligated to purchase such Class A Trust Certificates, from amounts received by the Trustee under the Funding Agreement.

LIQUIDITY PROVIDER:           Bayerische Landesbank Girozentrale, New York
                              Branch. The obligations of the Liquidity Provider to purchase Class A Trust Certificates may be terminated by it upon 10 days' notice upon the occurrence of certain events, including receivership of, or rehabilitation or liquidation proceedings involving Integrity or the failure of the Trust to make payment when due to Owners. The
                              Liquidity Provider may also resign at any time upon giving of at least 360 days' notice. See "The
                              Liquidity Agreement".

REMARKETING
PROCESS: Under the Remarketing Agreement between the Trust and Lehman Brothers, Lehman Brothers has agreed to act as remarketing agent (the "Remarketing Agent") with respect to any Class A Trust Certificate with respect to which a Class A Owner has not exercised an Extension Option. On the next Scheduled Maturity Date or Extended Maturity Date, as the case may be, each person purchasing Class A Trust Certificates as a result of a remarketing shall pay the purchase price to the Remarketing Agent, which will pay such amounts as are payable to Owners that have sold their Trust Certificates in such remarketing. Neither the Trust nor the Remarketing Agent is obligated to provide funds to make payments upon any Owner's tender pursuant to the remarketing arrangement. Furthermore, no remarketing shall take place if such remarketing would require that the Trust be registered pursuant to the Investment Company Act or that any Trust Certificates be registered pursuant to the Securities Act. Performance by the Remarketing Agent is subject to certain conditions as provided in the Remarketing Agreement. Class A Trust Certificates tendered in a remarketing may be purchased by the Remarketing Agent, although the Remarketing Agent is not obligated to purchase any Trust

                              Certificates. However, to the extent that any Class A Trust Certificates are tendered for purchase at the time an Extension Option is offered with respect thereto and such Class A Certificates are not sold in a remarketing or purchased by the Remarketing Agent, such Certificates will be required to be purchased by the Liquidity Provider pursuant to the Liquidity Agreement (or, if such Agreement has been terminated, will be paid by the Trust with funds received under the Funding Agreement). Lehman Brothers' fees in connection with acting as the Remarketing Agent will be paid by the Trust, but will be subordinate in priority to the payment of the fees of the Trustee, the fees of Signet Trust Company, which will hold the Funding Agreement in custody for the Trust, and amounts due to the Owners of Class A Trust Certificates.

TRANSFERS TO
ERISA PURCHASERS:             Transfers to ERISA plans are permitted pursuant to
                              the Trust Agreement.

                              The issuer of the Funding Agreement and its affiliates, the Trustee, the Liquidity Provider, the Dealer and the Remarketing Agent are each in the business of providing services to benefit plans and others and thus such organizations may be, or may become, a party in interest as to many employee benefit plans subject to ERISA. In addition, the plans purchasing Class A Trust Certificates may be deemed to have entered into a lending or other transaction with Bayerische Landesbank Girozentrale, as Class B Owner. Therefore, fiduciaries considering the purchase of Trust Certificates on behalf of a benefit plan should determine if the acquisition and holding of Trust Certificates is in compliance with ERISA and related provisions of the Code.

                              Additionally, each ERISA benefit plan acquiring an interest in Trust Certificates must make its own determination that the acquisition of the Trust Certificates or an interest in a financial instrument similar to the Funding Agreement is permitted under such plan's constituent documents and related policies.

EARLY TERMINATION:            See "The Trust--Termination of the Trust" in the
                              Offering Circular.


CUSIP NUMBER:                 105669 AA 3

ADDITIONAL FEDERAL
INCOME TAX
CONSIDERATIONS:               Prospective Class A Trust Certificate Owners
                              should carefully consider the federal income tax treatment of such Trust Certificates. Investors are urged to consult their tax advisers regarding the income tax consequences of the purchase, ownership and disposition of the Class A Trust
                              Certificates, particularly with respect to the timing and character of income, loss or deduction associated with holding an interest in the Trust.
                              See "Certain Federal Income Tax Consequences".

NO PETITION:                  Notwithstanding any termination of the Custody
                              Agreement (as defined below), the Trust Agreement, the Funding Agreement, the Liquidity Agreement, the Virginia Custody Agreement, the Purchase
                              Agreement or the Remarketing Agreement, none of the parties to the relevant agreement is permitted, prior to the date which is one year and one day after payment in full of all principal of and interest on the Class A Trust Certificates, to acquiesce, petition or otherwise invoke or cause the Trust to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property, or making a general assignment for the benefit of creditors, or ordering the winding up or liquidation of the affairs of the Trust.

                                  THE TRUST ASSETS

     The Trust Assets will consist of the following:

FINANCIAL
INSTRUMENT/
TYPE OF
AGREEMENT:                    Separate Account Group Annuity Contract (the
                              "Funding Agreement")

INSURER:                      Integrity Life Insurance Company

PRINCIPAL AMOUNT:             $500,000,000

AGREEMENT NUMBER:             IFAA00141ST

EFFECTIVE DATE:               November 25, 1997

MATURITY DATE:                October 15, 2002 (subject to a maximum of five
                              one-year extensions)

CURRENCY:                     U.S. Dollars

INTEREST
RATE: Three-month LIBOR plus .25% per annum as fixed by the British Bankers Association at 11:00 A.M. (London time) on the day which is two Business Days prior to the beginning of the applicable Interest Accumulation Period, as reported on Bloomberg L.P.'s Financial Markets Commodities News ("Bloomberg") under the ticker symbol "US0003M" or on display page 3750 on the Dow Jones Telerate Service ("Telerate") (or such other page as may replace that page on that service) or on any other nationally recognized service. Should there be a discrepancy between the Bloomberg and Telerate reported three-month LIBOR rate, then Telerate will be used.

INTEREST
PAYMENTS
DATES: January 15, April 15, July 15, October 15 and the Maturity Date, commencing January 15, 1998.

INTEREST
ACCUMULATION
PERIODS: Each period from and including one Interest Payment Date to, but excluding, the next following Interest Payment Date, except that (a) the initial Interest Accumulation Period will commence on and include the Effective Date and (b) the final Interest Accumulation Period will end on, but exclude, the Maturity Date ((a) and (b) being the "Stub Periods").

DAYCOUNT
CONVENTION:                   Actual/360

REPAYMENT:                    On the Maturity Date, the Trust is entitled to
                              receive repayment of the principal amount of the Funding Agreement.

CUSTODIAL ACCOUNTS:           On the Effective Date, the Insurer will establish
                              two custodial accounts (the "Accounts") with First
                              Trust National Association (the "Custodian") pursuant to a Custody Agreement among the Trust, the Bank as the Trust's Agent, the Insurer, and the Custodian (the "Custody Agreement") to support the Funding Agreement (although under Ohio law, which governs the Funding Agreement, the Insurer will continue to own the assets in the Accounts). These two Accounts are required at all times (subject to minimum adjustments of $1 million) to contain cash, securities and other financial instruments having a market value equal to at least 102% of the unpaid principal amount of the Funding Agreement plus accrued and unpaid interest thereon (that is, $510 million plus 102% of accrued interest). The assets in the Accounts will be actively managed by the Insurer or an affiliate thereof pursuant to investment guidelines attached to the Custody Agreement as an annex and summarized below. The Accounts will be marked to market on a weekly basis, and the Insurer will, within one business day after being notified that the market value has fallen below the required 102% level by $1 million or more, be required under the terms of the Funding Agreement to add to the Accounts sufficient assets to eliminate any such deficit. There can be no assurance that such active management will not result in losses or that the Insurer will contribute additional funds in connection therewith.

                              Amounts contributed by the Insurer (a) on the Effective Date, to the extent that such amounts exceed $500 million, or (b) after the Effective Date to maintain such 102% market value, if any, may be subject to recovery as "fraudulent transfers" or "voidable preferences" by creditors of the Insurer in the event the Insurer becomes subject to seizure or receivership by its domiciliary state insurance department or rehabilitation or liquidation proceedings. The total contributions made by the Insurer after the Effective Date (which may be subject to recovery by creditors under the foregoing circumstances) could be substantially more than the 2% required over-collateralization. Repayment of the entire $50 million principal amount of Class B Trust Certificates, as well as any other assets of the Trust to which such Class is otherwise entitled, is subordinated to payment in full of principal of the Class A Trust Certificates and interest accrued thereon.

                              In order to maintain the highest ratings granted to short-term securities with respect to the Class A Trust Certificates, the Custody Agreement provides that assets in the Accounts will be invested pursuant to investment criteria summarized below:

                              (1) the average effective duration of the portfolio cannot exceed 1.75 years;
                              (2) the average credit quality of the portfolio cannot be less than AA/NAIC "1";

                              (3) the portfolio cannot contain investments in real estate, direct commercial mortgages, common stocks, leveraged futures or other leveraged/speculative derivatives; and
                              (4) any derivative position must be used for hedging only and must result in the portfolio still being in compliance with all other investment guidelines.

                              The following is the table of permitted
                              investments from the Custody Agreement:

                          SHORT-TERM PORTFOLIO GUIDELINES
                      BLB/INTEGRITY SEPARATE ACCOUNT PORTFOLIO

ASSET CLASS                                  MIN/MAX. EXP.            MAX. PER ISSUE           MAX. PER ISSUER
----------------------------------------     -------------            --------------           ---------------
U.S. Gov't & Agencies                          0/100%                   unlimited                 unlimited

Mortgage-backed Securities

     Agency CMOs                               0/50%                       5%                       15%
     Non-agency CMOs                           0/50%                       5%                       10%
     Agency Pass Throughs                      0/50%                       5%                       15%
     Support Tranches                          0/10%                       5%                       10%

Asset-backed Securities                        0/30%                     2.5%                       10%
     Auto Loans
     Credit Card Receivables
     Home Equity
     Manufactured Housing

Corporate Debt                                 0/60%                     5%                         5%
     Public Utilities
     Corporate Bonds

144A/Private Placements                        0/30%                     2.5%                       2.5%

Foreign Debt                                   0/20%                     2.5%                       2.5%
     (U.S. Dollar Denominated only)

Non-Investment Grade Securities                0/3%                      1%                         1%
     (No lower than BB/NAIC "3" rated)

Cash and Cash Equivalents                      0/100%                    5%                         5%

Non-Speculative Hedging Instruments            0/3%                      1%                         1%
     (Caps, floors, swaps only)
     (Counterparties must be AA rated)
     (Caps & Floors: the lesser of purchase cost or market
     value)
     (Swaps: Absolute Value of the Market Value)

Except as set forth in the following two paragraphs, this Offering Circular Supplement does not provide information with respect to the Insurer. No investigation has been made of the financial condition or creditworthiness of the Insurer or any of its subsidiaries in connection with the issuance of the Trust Certificates. An investor in the Trust Certificates should obtain and evaluate the same information concerning the Insurer as such investor would if it were investing directly in the Funding Agreement.

DESCRIPTION OF INSURER: The Insurer is an Ohio stock life insurance company licensed to sell life insurance and annuities in 45 states and the District of Columbia. All of the Insurer's outstanding shares are owned by Integrity Holdings, Inc., a Delaware corporation that is in turn 100% owned by ARM Financial Group, Inc., a Delaware corporation (the "Corporation"). The Insurer provides retail, fixed, indexed and variable annuities and institutional guaranteed investment contracts. The Insurer prepares financial statements in accordance with statutory accounting principles applicable to it for each year ending December 31 and files such financial statements with the state insurance regulator of Ohio (the "Ohio Department"), its state of domicile. The Ohio Department has established procedures pursuant to which copies of such financial statements may be obtained. A copy of such procedures may be requested from the Ohio Department by sending a written request to the Financial Regulation Services Division of the Ohio Department of Insurance at 2100 Stella Court, Columbus, Ohio 43215-1067. The Corporation is not responsible with respect to any payment due under the Trust Certificates.

DESCRIPTION OF CORPORATION: ARM Financial Group Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; at the Commission's New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and at its Chicago Regional Office, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such reports, proxy statements and other information filed with the Commission are also available via electronic means including the Internet (@http://www.sec.gov) and Bloomberg Business News.

                                LIQUIDITY AGREEMENT

     On or prior to the Issue Date, the Trust will enter into a Standby Trust Certificate Purchase Agreement (the "Liquidity Agreement") with the Bank. Subject to certain conditions, the Liquidity Agreement will provide for the purchase of the Class A Trust Certificates that are subject to an Extension Option that has not been exercised by the relevant Owners and have been delivered to the Remarketing Agent but are not successfully remarketed by the Remarketing Agent for the account of such Owners. Payments to purchase the Class A Trust Certificates pursuant to the Liquidity Agreement will be made by the Bank to the Remarketing Agent. The price to be paid by the Bank pursuant to the Liquidity Agreement for the purchase of Class A Trust Certificates will be equal to the aggregate principal amount of such Class A Trust Certificates. Upon any purchase of Class A Trust Certificates pursuant to the Liquidity Agreement, the commitment of the Bank to purchase Trust Certificates will be reduced by the purchase price and will be reinstated upon the resale of such Trust Certificates by the Bank. The Liquidity Agreement will expire on November 20, 1998 (360 days from closing), unless sooner terminated as the result of an event of default or a voluntary termination by the Bank. See "Events of Default" and "Voluntary Termination by the Bank" below. If such Agreement has not been so terminated by November 20, 1998, such termination date will be extended on a daily basis until the earliest to occur of (a) termination of the Liquidity Agreement, either as the result of an event of default or voluntarily, (b) the date on which no Class A Trust Certificates are outstanding, or (c) October 15, 2007.

UNDER CERTAIN CIRCUMSTANCES DESCRIBED BELOW THE OBLIGATIONS OF THE BANK TO PURCHASE CLASS A TRUST CERTIFICATES MAY BE TERMINATED.

EVENTS OF DEFAULT

     The occurrence of certain events of default under the Liquidity Agreement will entitle the Bank to terminate or suspend its obligation under the Liquidity Agreement. Events of default under the Liquidity Agreement include: (i) the Insurer becomes subject to seizure, receivership, rehabilitation or liquidation proceedings or conservatorship or similar proceedings; (ii) failure of the Insurer to pay any principal or interest owed by it under the Funding Agreement;
(iii) the Bank has owned more than $45 million of the Class A Trust Certificates for at least 360 consecutive days and has given notice to the Custodian, the Insurer and the Rating Agencies of the Bank's desire to terminate its obligations under the Liquidity Agreement; or (iv) the failure of the Trust to make a payment when due to Owners.

     If an event of default shall occur under the Liquidity Agreement and be continuing for 10 days, the Bank may terminate its obligation to purchase Class A Trust Certificates by giving written notice to the Trustee (with a copy to the Insurer), and the Bank will be under no further obligation to purchase Class A Trust Certificates.

VOLUNTARY TERMINATION BY THE BANK

     The Bank may terminate the Liquidity Agreement at any time upon giving at least 360 days' notice to the Trustee and the Insurer.

THE BANK

     Except as set forth in the following three paragraphs, this Offering Circular Supplement does not provide information with respect to the Bank. No investigation has been made of the financial condition or creditworthiness of the Bank. An investor in the Trust Certificates should review carefully the disclosure with respect to the Liquidity Agreement contained herein and make its own credit evaluation of the Bank.

     Bayerische Landesbank Girozentrale ("BLB") was incorporated as a public law financial institution (Rechtsfaehige Anstalt des Oeffentlichen Rechts) by the Law Establishing Bayerische Landesbank Girozentrale (Gesetz ueber die Errichtung der Bayerischen Landesbank Girozentrale) of June 27, 1972, as amended, as adopted by the Parliament of the Free State of Bavaria, and is subject to the German Federal Banking Act of July 10, 1961, as amended (Gesetz ueber das Kreditwesen) (the "Federal Banking Act"). Its statutes authorize the Bank to provide universal financial services including both commercial and investment banking as well as brokerage activities. The Free State of Bavaria owns 50% of the Bank's share capital, the other 50% being owned by the Bavarian Savings

Bank and Clearing Association (Bayerischer Sparkassen-und Giroverband), which is the central organization of the Bavarian Savings Banks.

     BLB established a Representative Office in New York in October 1979 and obtained a license from the office of the Comptroller of the Currency in October 1981 to operate through a branch located in the City of New York. The New York Branch engages in a diversified banking business and is a major wholesale lending participant throughout the United States, offering a full range of domestic and international financial services, including loans, foreign exchange and money market operations.

     Copies of BLB's Annual Report for the most recent available fiscal year may be obtained at the New York Branch in person during normal business hours or by mail by writing to the New York Branch at: Bayerische Landesbank Girozentrale, 560 Lexington Avenue, New York, New York 10022, Attention: Corporate Finance.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Trust Certificates. The summary does not purport to deal with federal income tax consequences applicable to all categories of the Owners, some of which may be subject to special rules. For example, it does not discuss the tax treatment of the Owners that are insurance companies, regulated investment companies or dealers in securities. The following summary also only addresses U.S. Owners (as defined below) who purchase Trust Certificates in connection with the original issuance thereof. Moreover, there are no cases or Internal Revenue Service ("IRS") rulings on similar transactions to the terms of the Trust and the issuance of the Trust Certificates. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Trust Certificates.

     The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The Trust will be provided with an opinion of Brown & Wood LLP, special Federal tax counsel to the Trust ("Federal Tax Counsel"), regarding certain federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. For purposes of the following summary, references to the Trust, the Trust Certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified herein, to the Trust, the Trust Certificates and related terms, parties and documents applicable to such Trust.

     As used herein, the term "U.S. Owner" means a beneficial owner of Trust Certificates that is for U.S. federal income tax purposes (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the Trust. Notwithstanding the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as United States persons prior to such date, that elect to continue to be treated as United States persons also will be a U.S. Owner.

     Notwithstanding anything to the contrary contained herein, no resale or other transfer of a Trust Certificate or any interest therein shall be made unless (1) immediately after giving effect to such resale or other transfer, there would be no more than 100 Owners of Trust Certificates and (2) if the transferee (or any person or entity for whom such transferee is acting as agent or custodian in connection with the acquisition of such Trust Certificate) is a partnership, grantor trust or S corporation for federal income tax purposes (a "Flow Through Entity"), any Trust Certificates owned by or on behalf of such Flow Through Entity will represent less than 50% of the value of all the assets owned by or on behalf of such Flow Through Entity.

     CLASSIFICATION OF THE TRUST ASSETS. The Trust Assets will consist of a $500,000,000 Integrity Life Insurance Company Separate Account Group Annuity Contract (the "Funding Agreement"). Davis & Harman, special tax counsel to the Insurer, has rendered an opinion generally to the effect that the Funding Agreement will be treated as indebtedness for U.S. federal income tax purposes. The following discussion, as well as the opinion to be provided to the Trust by Federal Tax Counsel, is based upon and relies upon the opinion of Davis & Harman concerning the U.S. federal income tax treatment of the Funding Agreement. If the Funding Agreement is not ultimately treated as indebtedness for U.S. federal income tax purposes, then the U.S. federal income tax consequences of the purchase, ownership and disposition of the Trust Certificates could differ in various respects from the consequences described below.

     TREATMENT OF THE TRUST AS A PARTNERSHIP. The Trustee has agreed, and the Owners will agree by their purchase of Trust Certificates, to treat the Trust as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust and the partners of the partnership being the Owners. In the opinion of Federal Tax Counsel, for U.S. federal income tax purposes, the Trust will be classified as a partnership and not as an association or a publicly traded partnership taxable as a corporation. Moreover, the Trustee has agreed, and the Owners will agree by their purchase of the Trust Certificates, to elect under Section 761 (a) of the Code to exclude the Trust from the provisions of subchapter K of the Code (the "Election"). In most respects, the Election will cause the Owners of the Trust Certificates to be taxed as co-owners of their respective interest in the Funding Agreement, rather than as partners. As a result of the Election,


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each Owner will be required to take into account directly for U.S. federal income tax purposes in accordance with such Owner's own tax accounting method such Owner's income realized and recognized with respect to its interest in the Funding Agreement and such Owner's expenses paid or incurred with respect to such Owner's interest, and each Owner will receive a tax information report (and, if required, IRS Form 1099) showing its share of income received by the Trust for the year rather than a partnership Form K-1. The Election will not cause the Trust to cease to be a partnership of all purposes of the Code.

     The Code and the regulations thereunder impose a number of conditions and qualifications on the right to make the Election. The Election has not been frequently used outside the oil and gas area, and there is little authority relating to its use by an asset repackaging vehicle such as the arrangement among the Owners of the Trust Certificates evidenced hereby. The Election is permitted only if the income of the members may be adequately determined "without the necessity of computing partnership taxable income". It is unclear whether, or under what circumstances, this test will be satisfied. If, upon audit, the IRS were successfully to assert that the Election was not available or not properly made, certain penalties (resulting from the failure to file partnership returns) could be imposed if it were determined that the failure to file was not due to reasonable cause. In addition, the imposition of the rules of Subchapter K to the Owners would require the tax partnership to utilize a partnership taxable year for reporting purposes, which could have the effect of shifting income and expense items into different taxable years for the Owners. Although there is no authority directly on point, Federal Tax Counsel believes there is reasonable basis for the tax partnership evidenced by the Trust Certificates not to file partnership returns for U.S. federal income tax purposes after making the Election.

     DISPOSITION OF CERTIFICATES. In general, capital gain or loss will be recognized on a sale of Trust Certificates in an amount equal to the difference between the amount realized and the Owner's tax basis in the Trust Certificates sold. An Owner's tax basis in a Trust Certificate will generally equal the Owner's cost increased by the Owner's share of Trust income (includible in such Owner's income) and decreased by any distributions received with respect to such Trust Certificate. In addition, both the tax basis in the Trust Certificates and the amount realized on a sale of a Trust Certificate would include the Owner's share of any liabilities of the Trust. An Owner acquiring Trust Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Trust Certificates and, upon sale or other disposition of some of the Trust Certificates, allocate a portion of such aggregate tax basis to the Trust Certificates sold (rather than maintaining a separate tax basis in each Trust Certificate for purposes of computing gain or loss on a sale of that Trust Certificate).

     If an Owner is required to recognize an aggregate amount of income over the life of the Trust Certificates that exceeds the aggregate cash distributions with respect thereto (which is not expected to be the case), such excess will generally give rise to a capital loss upon the retirement of the Trust Certificates.

     UNRELATED BUSINESS TAXABLE INCOME. Income from the Trust Certificates may constitute "unrelated business taxable income" within the meaning of Section 512(a)(1) of the Code. Prospective investors in the Trust Certificates should consult their own tax advisors in this regard.

     ADMINISTRATIVE MATTERS. The Trustee is required to keep or have kept complete and accurate books of the Trust. Such books will be maintained for financial reporting and tax purposes, and the fiscal year of the Trust will be the calendar year. Each year, the Trustee will report or cause to be reported each registered owner's allocable share of items of Trust income and expense to registered owner's and the IRS. The Trust will provide or cause to be provided this information to nominees, and such nominees will be required to forward such information to the Owners of the Trust Certificates. Generally, the Owners must file tax returns that are consistent with the information return filed by the Trust or be subject to penalties unless the Owner notifies the IRS of all such inconsistencies.

     Bayerische Landesbank Girozentrale, acting through whichever branch thereof is acting as the Owner of the Class B Trust Certificates, will be designated as the tax matters partner in the Trust Agreement and, as such, will be responsible for representing the Owners of the Trust Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust by the appropriate taxing authorities could result in an adjustment of the returns of the Owners and, under certain circumstances, an Owner may be precluded from separately litigating a proposed adjustment to the items of the Trust. An adjustment could also result in an audit of an Owner's returns and adjustments of items not related to the income and losses of the Trust.


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     BACKUP WITHHOLDING. Distributions made on the Trust Certificates and proceeds from the sale of the Trust Certificates will be subject to a "backup" withholding tax of 31% if, in general, the Owner fails to comply with certain identification procedures, unless the Owner is an exempt recipient under applicable provisions of the Code. On October 6, 1997, the Treasury Department issued new regulations (the "New Regulations") which make certain modifications to these backup withholding and information reporting rules. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.


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

                                      ERISA

     The issuer of the Funding Agreement and certain of its affiliates, the Trustee, the Bank, the Dealer and the Remarketing Agent are each in the business of providing services to benefit plans and others and thus such organizations may be, or may become, a party in interest as to many employee benefit plans subject to ERISA. In addition, the plans purchasing Class A Trust Certificates may be deemed to have entered into a lending or other transaction with Bayerische Landesbank Girozentrale, as the Class B Owner. Therefore, fiduciaries considering the purchase of Trust Certificates on behalf of a benefit plan should determine if the acquisition and holding of Trust Certificates is in compliance with ERISA and related provisions of the Code. The U.S. Department of Labor (the "DOL") has issued several class exemptions that may afford exemptive relief for otherwise prohibited transactions arising from the purchase or holding of the Trust Certificates. Included among these exemptions are:
Prohibited Class Transaction Exemptions 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts), 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), and 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Investment Managers).

     Additionally, each ERISA benefit plan acquiring an interest in Trust Certificates must make its own determination that the acquisition of the Trust Certificates or an interest in a financial instrument similar to the Funding Agreement is permitted under such plan's constituent documents and related policies.


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                               FURTHER INFORMATION

     Further information concerning the Trust Certificates, the Trust Agreement, the Purchase Agreement, the Remarketing Agreement, the Liquidity Agreement, the Custody Agreement and the Trust Assets is available from the Dealer upon request. Inquiries concerning such additional information should be directed to Lehman Brothers Inc., 3 World Financial Center, 12th Floor, New York, New York 10285, Attention: Michele Mahoney, Senior Vice President, telephone (212) 526-6092, facsimile: (212) 528-6925.


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